WHITMAN EDUCATION GROUP, INC. AND SUBSIDIARIES
                COMPUTATION OF NET LOSS PER SHARE OF COMMON STOCK


                                                FOR THE THREE MONTHS ENDED
                                         SEPTEMBER 30, 1996  SEPTEMBER  30, 1995
                                         ------------------  -------------------

Primary:
Average shares outstanding..........         10,828,356          10,209,366

Net effect of dilutive  stock options and
   warrants  based on the treasury stock
   method using the average  market price            --                 --
Sanford-Brown shares held in escrow.                 --                 --
                                             ------------       -----------
Total...............................          10,828,356         10,209,366
                                             ============       ===========
Net loss............................           $(484,067)       $(  438,288)
Per share amount....................         $      (.04)       $      (.04)

Fully diluted:
Average shares outstanding..........          10,828,356         10,209,366

Net effect of stock options and warrants
   based on the treasury stock method
   using quarter-end market price...           2,336,375            679,458
Sanford-Brown shares held in escrow.             521,612          1,021,612
                                             ------------       -----------
Total...............................          13,686,343         11,910,436
                                             ============       ===========
Net loss............................         $  (484,067)      $ (  438,288)
Per share amount....................         $      (.04)      $       (.04)


   Net loss per share of common stock for primary purposes is computed by dividing net loss by the weighted average number of shares outstanding during the period adjusted for common stock equivalents when such adjustments result in dilution of earnings per share. The Company has considered all common stock equivalents for purposes of calculating fully diluted earnings per share regardless of their anti-dilutive effect. Included as common stock equivalents for the six months ended September 30, 1996 for fully diluted purposes are 521,612 shares issued in connection with the acquisition of Sanford-Brown College that remain in escrow to be disbursed to the seller or returned to the Company upon the occurrence of, or failure to achieve, certain events.

                WHITMAN EDUCATION GROUP, INC. AND SUBSIDIARIES
              COMPUTATION OF NET LOSS PER SHARE OF COMMON STOCK

                                             FOR THE SIX MONTHS ENDED
                                     SEPTEMBER 30, 1996     SEPTEMBER  30, 1995
                                     ------------------     -------------------

Primary:
Average shares outstanding..........     10,629,432             10,209,366

Net effect of dilutive  stock options and
   warrants  based on the treasury stock
   method using the average  market price        --                     --
Sanford-Brown shares held in escrow.             --                     --
                                       ------------            -----------

Total...............................     10,629,432             10,209,366
                                       ============            ===========
Net loss............................    $  (408,050)          $ (1,084,664)
Per share amount....................    $      (.04)          $       (.11)

Fully diluted:
Average shares outstanding..........     10,629,432             10,209,366

Net effect of stock options and warrants
   based on the treasury stock method
   using quarter-end market price...      2,336,375                679,458
Sanford-Brown shares held in escrow.        521,612              1,021,612
                                       -------------           -----------

Total...............................     13,487,419             11,910,436
                                       ============            ===========

Net loss............................    $ (408,050)            $(1,084,664)
Per share amount....................    $     (.03)            $      (.09)

   Net loss per share of common stock for primary purposes is computed by dividing net loss by the weighted average number of shares outstanding during the period adjusted for common stock equivalents when such adjustments result in dilution of earnings per share. The Company has considered all common stock equivalents for purposes of calculating fully diluted earnings per share regardless of their anti-dilutive effect. Included as common stock equivalents for the six months ended September 30, 1996 for fully diluted purposes are 521,612 shares issued in connection with the acquisition of Sanford-Brown College that remain in escrow to be disbursed to the seller or returned to the Company upon the occurrence of, or failure to achieve, certain events.